                                                                 EXHIBIT 4.7

- --------------------------------------------------------------------------------


                           LEASE, OPTION TO PURCHASE,
                            AND PUT OPTION AGREEMENT


                                 BY AND BETWEEN


                         ADVANCED MICRO DEVICES, INC.,
                             a Delaware corporation

                                      And

                           AMD TEXAS PROPERTIES, LLC,
                      a Delaware limited liability company


- -------------------------------------------------------------------------------

                           LEASE, OPTION TO PURCHASE,
                            AND PUT OPTION AGREEMENT
                            ------------------------


     THIS LEASE, OPTION TO PURCHASE, AND PUT OPTION AGREEMENT, executed as of the 1st day of August, 1996, is by and between ADVANCED MICRO DEVICES, INC., a Delaware corporation, with its principal offices in Sunnyvale, California

("Lessor") and AMD TEXAS PROPERTIES, LLC, a Delaware limited liability company,
- --------
with its principal offices in Austin, Texas ("Lessee").
                                              ------


                               A G R E E M E N T
                               - - - - - - - - -

     In consideration of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

                                       I.

                                  Definitions
                                  -----------

     1.1 The following capitalized terms shall have the indicated meanings when used in this Lease:

     "Agent" means Bank of America National Trust and Savings Association, as
      -----
     administrative agent for itself and the "Banks" defined in the Credit Agreement.

     "Award" means all compensation, sums or anything of value awarded, paid or
      -----
     received on a total or partial condemnation.

     "Condemnation" means (1) the exercise of any governmental power of eminent
      ------------
     domain, whether by legal proceedings or otherwise, by a Condemnor and (2) a voluntary sale or transfer to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

     "Condemnor" means any public or quasi-public authority, or private
      ---------
     corporation or individual, having the power of condemnation.

     "Credit Agreement" means that certain Credit Agreement dated as of July 19,
      ----------------
     1996, between and among Bank of America National Trust and Savings Association, for itself and as administrative agent, certain banks therein named, and Lessor.

     "Date of Taking" means the date the Condemnor has the right to possession
      --------------
     of the property being condemned.

     "Default" shall have the meaning ascribed to such term in Section 12.1
      -------
     hereof.

     "Effective Date" shall mean the date on which this Lease is executed as
      --------------
     indicated in the first paragraph of this Lease.

     "Environmental Laws" shall mean all federal, state, or municipal laws,
      ------------------
     rules, regulations, statutes, ordinances, or orders of any Governmental Authority relating to (a) the control of any potential pollutant or protection of the air, water, or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, and
     (c) exposure to hazardous, toxic or other substances alleged to be harmful. "Environmental Laws" shall include but not be limited to the Clean Air Act, 42 U.S.C. (S) 7401 et seq., the Clean Water Act, 33 U.S.C. (S) 1251 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. (S) 6901 et seq., the Superfund Amendments and Reauthorization Act ("SARA"), 42 U.S.C. (S) 11001 et seq., the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq., the Safe Water Drinking Act, 42 U.S.C. (S) 300f et seq., and the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. (S) 9601 et seq. The term "hazardous materials" shall be interpreted to mean any (a) petroleum or petroleum products, (b) hazardous substances as defined by (S) 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. (S) 9601 et seq., and (c) any other chemical, substance or waste that is regulated by any Governmental Authority under any Environmental Law. The terms "release" (or "threatened release") and "disposal" (or "disposed") shall have the meanings provided within the definitions of "release," "threatened release," "disposal," or "disposed" in or pursuant to any Environmental Law.

     "Governmental Authority" shall mean the United States, the state, county,
      ----------------------
     city and political subdivisions in which the Premises is located or which exercises jurisdiction over the Premises, and any agency, department, commission, board, bureau or instrumentality or any of them which exercises jurisdiction over the Premises.

     "Grantee" shall mean IBJ Schroder Bank & Trust Company, as collateral
      -------
     agent, its successors and assigns, for the ratable benefit of (i) Agent, its successors and assigns, as administrative agent under the Credit Agreement, and (ii) Indenture Trustee, its successors and assigns, as trustee under the Indenture.

     "Improvements" shall mean all buildings, structures, improvements, fixtures
      ------------
     and artifacts, of every kind and nature, now or hereafter existing on the Premises.

     "Indenture" shall mean that certain Indenture dated as of August 1, 1996,
      ---------
     by and between Lessor and United States Trust Company of New York, as the same may hereafter be amended, modified or restated from time to time.

     "Indenture Trustee" shall mean United States Trust Company of New York, a
      -----------------
     New York trust company, as the "Indenture Trustee", under the Indenture, or any successor or substitute appointed from time to time under the Indenture.

     "Lease" shall mean this Lease, Option to Purchase, and Put Option
      -----
     Agreement.

     "Lenders" shall mean, collectively, the Agent, the banks under the Credit
      -------
     Agreement, the Indenture Trustee, the noteholders under the Indenture and the Grantee, and singularly shall mean any of them.

     "Lessee" shall have the meaning ascribed thereto in the first paragraph of
      ------
      this Lease, and shall include its successors and assigns as the owner of the leasehold estate in and to the Premises.

     "Lessor" shall have the meaning ascribed thereto in the first paragraph of
      ------
     this Lease, and shall include its successors and assigns as the owner of Lessor's Adjoining Land.

     "Lessor's Adjoining Land" shall mean the land described in Exhibit B
      -----------------------                                   ---------
     attached hereto and made a part hereof.

     "Partial Taking" shall have the meaning ascribed thereto in Section 11.2.
      --------------

     "Premises" shall mean the land hereby leased more particularly described in
      --------
     Exhibit A attached hereto and made a part hereof.
     ---------

     "Reciprocal Easement Agreement" shall have the meaning ascribed thereto in
      -----------------------------
     Section 2.2.

     "Title Exceptions" shall mean (a) all restrictions, covenants, conditions,
      ----------------
     easements, rights of way, mineral and royalty reservations, and other encumbrances of record to the extent but only to the extent such encumbrances affect the Premises or any easements appurtenant thereto, as the case may be, as of the Effective Date, and (b) any and all other title encumbrances hereafter created, permitted or suffered by Lessor and expressly approved or consented to in writing by Lessee.

     "Total Taking" shall have the meaning ascribed to such term in Section 11.1
      ------------
     hereof.

                                      II.

                   Lease of Premises and Grant of Easements:
                   -----------------------------------------

     2.1  Lease of Premises.  Lessor hereby leases to Lessee, and Lessee hereby
          -----------------
leases from Lessor, subject to the terms, covenants and agreements contained in this Lease, and to the Title Exceptions, the two (2) parcels of land containing approximately 34.481 acres of land and 1.849 acres of land, respectively, and described on Exhibit A attached hereto and made a part hereof (the "Premises").
             ---------                                              --------
This Lease covers the land only and does not cover any Improvements, ownership to which is retained by Lessor.

     2.2  Reciprocal Easement Agreement.  Contemporaneously with the execution
          -----------------------------
of this Lease, Lessor and Lessee have entered into that certain Reciprocal Easement Agreement of even date herewith (the "Reciprocal Easement Agreement")
                                               -----------------------------
under which Lessor grants to Lessee, and Lessee grants to Lessor, certain easements on, over, under and across the Premises and Lessor's Adjoining Land (as defined in the Reciprocal Easement Agreement). The easements therein granted by Lessee burden the Premises and are appurtenant to and benefit Lessor's Adjoining Land, and the easements therein granted by Lessor burden Lessor's Adjoining Land and are appurtenant to and benefit the Premises. References in this Lease to "easements appurtenant to this Lease" and to "easements appurtenant thereto" refer to the easements granted by Lessor to Lessee under and by virtue of the Reciprocal Easement Agreement, unless the context otherwise requires.

                                      III.

                                Term and Rental
                                ---------------

     3.1  Term.  The term of this Lease is ninety-nine (99) years commencing on
          ----
the Effective Date and ending on the ninety-ninth (99th) anniversary of the Effective Date.

     3.2  Rental.  Lessee has paid to Lessor for the entire 99-year term of this
          ------
Lease, as rental for the Premises, the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which rental consideration are hereby acknowledged by Lessor.

                                      IV.

                                     Taxes
                                     -----

     4.1  Taxes.  During the term hereof, Lessee shall pay or cause to be paid
          -----
to Lessor prior to delinquency, and in no event more than thirty (30) days after being billed by Lessor, all real property taxes levied or assessed against the Premises. In the event the Premises shall be assessed as part of a larger tract, Lessor shall calculate and bill Lessee for its prorata portion of real property taxes. Lessee's proportionate share, if any, of real property taxes assessed with respect to land ("Land Taxes"), shall be determined by multiplying the amount of such Land Taxes by a fraction, the numerator of which shall be the acreage or square footage contained in the Premises, and the denominator of which shall be the acreage or square footage contained in all the land covered by such Land Taxes. With respect to real property taxes assessed against any buildings and building improvements ("Building Taxes"), these taxes shall be allocated to the owner of the building or building improvements. On request of the other, Lessor and Lessee shall apply individually (if legally permitted) or join in the other's application (if legally required) for separate assessments for the Premises. In no event shall Lessee report or pay real estate taxes to the taxing authorities unless authorized in writing by Lessor. Lessee shall timely and directly file all personal property tax returns with the appropriate governmental authorities and shall timely and directly pay all personal property taxes to the appropriate taxing authorities with respect to any personal property owned by Lessee which may be located on the Premises or on any easements appurtenant thereto. Lessee shall protect, defend, indemnify, hold and save Lessor harmless from and against any and all taxes, levies, assessments, fees, penalties, interest or other governmental charges which are to be paid or reimbursed by Lessee pursuant to this Section 4.1, and all losses, costs, liabilities, or damages (including, without limitation, reasonable attorneys' fees, accountants' fees and court costs) incurred by or asserted against Lessor in connection therewith or in any way related thereto. The indemnities contained herein shall survive the expiration or earlier termination of this Lease.

     4.2  Proration During Certain Years.  All real estate taxes and assessments
          ------------------------------
for the first and last years of this Lease shall be prorated between Lessor and Lessee based upon the period of time during such year that this Lease was in effect.

     4.3  Contests.  If Lessee desires in good faith to contest the imposition
          --------
of any tax which is the obligation of Lessee to pay under this Article IV, Lessee shall not later than twenty (20) days prior to the delinquency of such tax, give Lessor written notice of Lessee's intention to do so. Lessee may withhold payment of such tax (i) only if nonpayment is permitted during the pendency of the proceeding without the foreclosure of any tax lien or the imposition of any fine or penalty or the institution of any criminal proceedings, and (ii) only so long as Lessee is contesting the same or the validity thereof by appropriate legal proceedings diligently pursued. Any such contest shall be prosecuted to completion and shall be conducted solely at Lessee's expense. Lessee shall protect and indemnify Lessor against any and all costs and expenses (including, without limitation, reasonable attorneys' fees), damages, liabilities, penalties, fines and interest resulting from such proceeding or from Lessee's failure to timely pay such taxes. Within twenty
(20) days after the final determination of the amount due from Lessee with respect to the tax contested, Lessee shall pay the amount so determined to be due, together with all costs and expenses, whether or not this Lease shall have terminated.

                                       V.

                                   Utilities
                                   ---------

     5.1 Lessee shall pay all charges for any electricity, telephone, gas, water and other utilities used by Lessee in or on the Premises, and for the installation, repair and maintenance of all such utilities and the separate metering thereof, before such charges become delinquent. Lessor shall not be liable for damages or otherwise for any failure or interruption of any utility service furnished to the Premises by any utility company unless such failure or interruption was caused by the gross negligence or willful misconduct of Lessor or Lessor's agents, employees or contractors. Lessor shall not be liable for damages or otherwise for any failure or interruption of any services or support activities provided herein or in the Reciprocal Easement Agreement to be furnished by Lessor to Lessee unless such failure or interruption was caused by the gross negligence or willful misconduct of Lessor or Lessor's agents, employees or contractors. No such failure or interruption shall be deemed an eviction or entitle Lessee to terminate this Lease or withhold or abate any rent due hereunder. Lessee shall protect, defend, indemnify, hold and save Lessor harmless from and against any and all utility charges which are to be paid by Lessee pursuant to this Section 5.1, and all losses, costs, liabilities, or damages (including, without limitation, reasonable attorneys' fees, accountants' fees and court costs) incurred by or asserted against Lessor in connection therewith or in any way related thereto. The indemnities contained herein shall survive the expiration or earlier termination of this Lease.

                                     VI.

                                Quiet Enjoyment
                                ---------------

     6.1 Lessor covenants and agrees with Lessee, its successors and assigns, that Lessee shall and will peacefully and quietly have, hold, use, occupy, possess and enjoy, subject to the Title Exceptions, the Premises and the easements appurtenant thereto, and every part and parcel thereof, for and during all of the term hereof, and any renewal or extension thereof, without any let, suit, hindrance, eviction, ejection, molestation or interruption whatsoever of or by Lessor, or any person lawfully claiming by, through or under Lessor.

                                      VII.

                                      Use
                                      ---

     7.1 Throughout the term of this Lease, Lessee may use the Premises for any lawful purpose.

                                     VIII.

                                   Insurance
                                   ---------

     8.1  Insurance Coverage.  Throughout the term of this Lease, Lessee shall
          ------------------
maintain insurance coverage as follows:

     (a)  Worker's Compensation Insurance at the statutory levels.

     (b) Comprehensive General Liability Insurance, including broad form contractual liability (insuring Lessee's obligations hereunder, including obligations of indemnity), completed operations, products, personal injury, premises operations, broad form property damage and independent contractors coverage, with minimum limits of $3,000,000.00 for combined single limit per each occurrence for bodily injury and property damage.

     (c) Specification that the coverage provided is primary and not contributory with or in excess of any coverage which Lessee may carry and that such policies shall insure Lessee against all claims for bodily injury, death or damage to or destruction of property which may arise out of or in conjunction with their respective operations hereunder;

     (d)  Endorsement to name Lessor hereto as an additional insured; and

     (e) Agreement for thirty (30) days prior written notice to Lessor of cancellation or material change in coverage.

     8.2  Certificates of Insurance.  Lessee shall provide to Lessor
          -------------------------
certificates of insurance evidencing each of the insurance coverages required in clauses (a) and (b) and the specific additional requirements in clauses (c), (d) and (e) above within thirty (30) days after the Effective Date of this Lease and at least fifteen (15) days prior to each renewal period. Failure to so provide same shall in no way constitute a waiver of the foregoing insurance requirements.

     8.3  Waiver of Subrogation.  Notwithstanding anything to the contrary
          ---------------------
contained herein, to the extent permitted by law and so long as any insurance coverage maintained by Lessee is not diminished by reason thereof, Lessee hereby
(a) releases and waives any rights it may have against Lessor and its officers, directors, shareholders, agents, employees, and representatives on account of any loss or damages occasioned to Lessor, its property or the Premises, WHETHER OR NOT DUE TO THE NEGLIGENCE (OTHER THAN THE GROSS NEGLIGENCE) OF LESSOR, ITS OFFICERS, DIRECTORS, SHAREHOLDERS, AGENTS, EMPLOYEES, REPRESENTATIVES, CONTRACTORS, LICENSEES, INVITEES OR OTHER PERSONS, and (b) waives on behalf of any insurer providing such insurance to Lessee any right of subrogation that any such insurer may have or acquire against Lessor or such persons by virtue of payment of any loss under such insurance. Lessee shall use its best efforts to cause its insurance policies to contain waiver of subrogation clauses in accordance with the foregoing.

                                      IX.

                             Improvements/Sublease
                             ---------------------

     9.1  Improvements.  Lessor has retained ownership to all Improvements, and
          ------------
Lessee has not been granted or conveyed any interest in and to the Improvements situated upon the Premises.

     9.2  Sublease.  Immediately following the execution of this Lease, Lessee
          --------
may (without limiting any of Lessee's rights under Section 10.1) sublease the Premises to Lessor pursuant to a sublease agreement for a term less than the term of this Lease, which sublease shall be subject to the terms and conditions of this Lease. Without limiting the foregoing, any such sublease further shall be subject to the terms and conditions of the Reciprocal Easement Agreement.

                                       X.

                           Assignment and Subletting
                           -------------------------

     10.1 Lessee shall have the right to assign this Lease or any interest herein, and subject to the requirements set forth in this section, to sublet the Premises or any part thereof, and to grant any right or privilege appurtenant thereto (including without limitation, with respect to the easements appurtenant thereto), and to permit any person to occupy and use the Premises and any easements appurtenant to the Premises. Any sublease of the Premises or any part thereof to any person other than Lessor hereunder must contain environmental indemnity provisions in favor of the sublessor and the Lenders affording the same indemnification of sublessor and the Lenders as afforded to the Lessor under Section 14.3 of this Lease.

                                     XI.

                                 Condemnation
                                 ------------

     11.1  Total Taking.  In the event the entire Premises or leasehold interest
           ------------
shall be appropriated or taken under the power of eminent domain by any Condemnor for any significant period of time ("Total Taking"), this Lease shall
                                               ------------
terminate and expire as of the Date of Taking.

     11.2  Partial Taking.  In the event that less than the entire Premises or
           --------------
leasehold interest is taken under the power of eminent domain by any Condemnor, or if by reason of any appropriation or taking, regardless of the amount so taken ("Partial Taking"), and the remainder of the Premises is in Lessee's
        --------------
opinion unsuitable for the operation of Lessee's business, Lessee shall have the right to terminate this Lease as of the Date of Taking upon giving to Lessor notice in writing of such election within thirty (30) days after such appropriation or taking; provided that in such event all easements which are appurtenant to the Premises, and all easements which burden the Premises (to the extent the land thereunder has not been condemned) shall survive the termination of this Lease. If this Lease is not terminated, it shall continue in full force and effect as to those portions of the Premises not taken.

     11.3  Notice of Taking.  Lessor agrees to give Lessee notice in writing
           ----------------
within ten (10) days of its receipt of notice of the intention of any Condemnor to appropriate or take all or a portion of the Premises, provided that Lessor's failure to do so shall not be a default hereunder.

     11.4  Award for Total Taking.  In the event of a Total Taking, (i) Lessee
           ----------------------
shall receive from such award the portion thereof representing the value of all of its trade fixtures and equipment taken, the value of the leasehold interest in the Premises and any relocation expenses, and (ii) Lessor shall be entitled to the balance of such award.

    11.5  Award for Partial Taking.  In the event of a Partial Taking, (i)
          ------------------------
Lessee shall receive from such award the portion of the award applicable to the Premises so taken and the amount of diminution in value of the leasehold portion of the Premises not taken, and (ii) Lessor shall be entitled to the balance of such award.

                                      XII.

                              Default and Remedies
                              --------------------

     12.1  Default.  Lessee shall be in default (herein called "Default") of
           -------                                              -------
this Lease if Lessee fails to perform any of its covenants or agreements under this Lease.

     12.2  Remedies.  If any Default shall occur and continue uncorrected for
           --------
thirty (30) days after Lessee receives written notice of such Default (provided that if any such Default may not be cured within such period, if Lessee promptly commences to cure the same and thereafter prosecutes the curing thereof with diligence, the period within which such delay may be cured shall be extended for such further period as is necessary for the curing thereof), Lessor shall have the following remedies exclusive of all other rights and remedies provided by law or in equity, which other rights and remedies Lessor hereby expressly waives and releases:

     (a) Lessor shall be entitled to damages for any amount reasonably necessary to compensate Lessor for all the detriment directly caused by Lessee's failure to perform its covenants or agreements under this Lease, provided, however, Lessee shall not be liable for any consequential, special or indirect damages as a result of such Default, provided further that nothing herein shall be deemed to limit in any way the indemnification obligations of Lessee described in this Lease.

     (b) Lessor may seek specific enforcement of, or injunctive relief with respect to, any covenant or agreement which Lessee has failed to perform or has breached.

     12.3  No Termination.  Lessor shall have no right to terminate this Lease,
           --------------
notwithstanding any Default or other breach by Lessee, and Lessor hereby unconditionally waives and releases any and all right to terminate this Lease for any cause whatsoever, except as provided for in Article XVII hereof.

     12.4  Waivers.  No waiver of any Default hereunder shall constitute a
           -------
waiver of any other Default or future Default. No waiver, benefit, privilege or service voluntarily given or performed by one party shall give the other party any contractual right by custom, estoppel or otherwise.

                                     XIII.

                                Attorneys' Fees
                                ---------------

     13.1 In the event that either party hereto shall commence any legal action or proceeding, including an action for declaratory relief, against the other by reason of the alleged failure of the other to perform any covenant or agreement under this Lease, the party prevailing in said action or proceeding shall be entitled to recover, in addition to its court costs, expert witness fees and reasonable attorneys' fees to be fixed by the court, and such recovery shall include court costs and attorneys' fees on appeal, if any. As used herein, "the prevailing party" means the party in whose favor final judgment is rendered.

                                      XIV.

                  Indemnification and Environmental Compliance
                  --------------------------------------------

     14.1  General.  Except to the extent that such claim, demand, damage, loss,
           -------
judgment, award, liability, expense or suit is based upon or caused by the gross negligence or willful misconduct of Lessor, its successors or assigns, or its or their officers, directors, employees or agents, Lessee agrees to and shall indemnify, defend and hold harmless Lessor, its officers, directors, shareholders, employees and agents, and their respective successors and assigns, from and against any and all claims, demands, damages, losses, judgments, awards, liabilities, expenses (including reasonable attorneys' fees, court costs and other expenses of litigation), and suits, whether groundless or not, for bodily injury or death and for damage to or destruction of property, arising out of or relating to (a) Lessee's use, occupancy or operation of the Premises or the easements appurtenant thereto, (b) any accident, injury to or death of persons or loss of or damage to property occurring on the Premises caused by and arising from any act or omission of Lessee, or any of its officers, directors, agents, invitees, employees or contractors or any other persons entering onto the Premises or any easements appurtenant thereto at the request, behest or with the permission of Lessee; (c) performance of any labor or services or the furnishing of any materials or other property to or for the benefit of Lessee in respect of the Premises or any easements appurtenant thereto; (d) the negligence or willful misconduct on the part of Lessee or any of its officers, directors, agents, invitees, employees or contractors or any other persons entering onto the Premises or any easements appurtenant thereto at the request, behest or with the permission of Lessee; (e) the construction, use or occupancy of the Improvements which Lessee may elect to construct; or (f) the breach by Lessee of any of its covenants and agreements under this Lease. Lessee's duty to indemnify Lessor under this Section 14.1 shall survive the expiration or earlier termination of this Lease with respect to events occurring during the term or after the term hereof.

     14.2  Lessee's Covenants.  Lessee will not allow or permit the Premises to
           ------------------
be in violation of, or do anything or permit anything to be done which subjects Lessee, Lessor, the Premises or the easements appurtenant thereto to any remedial obligations under or which creates a claim or cause of action under, any Environmental Laws, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Premises or the easements appurtenant thereto, and Lessee will promptly notify Lessor in writing of any existing, pending or overtly threatened investigation, claim or inquiry regarding the Premises or any easement appurtenance thereto of which Lessee has knowledge by any governmental authority in connection with any Environmental Laws. Lessee shall obtain any permits, licenses or similar authorizations to construct, occupy, operate or use the Premises and the easements appurtenant thereto and any fixtures and equipment at any time located on the Premises or on the easements appurtenant thereto by reason of any Environmental Laws. Lessee will not allow or permit the unlawful disposal or release of any hazardous substance or solid waste on, under or above the Premises or the easements appurtenant thereto and covenants and agrees to keep or cause the Premises to be kept free of any unlawful disposal or release of hazardous substance, solid waste, or substance containing asbestos and to remove the same (or if removal is not required by Environmental Laws, to take whatever action is required by Environmental Laws) promptly upon discovery at Lessee's sole expense. Lessee shall promptly notify Lessor in writing of any unlawful disposal or release of any hazardous substances, solid wastes, or substance containing asbestos known to Lessee to exist on, under, or above the Premises or the easements appurtenant thereto. In the event Lessee fails to comply with or perform any of the foregoing covenants and obligations within thirty (30) days after written notice from Lessor (or such longer period, not to exceed ninety (90) days, if such covenants and obligations cannot be complied with or performed within such thirty (30) day period and if Lessee has commenced and is diligently proceeding to comply with or perform the same), (A) Lessor may, but shall be under no obligation to, cause the Premises to be freed from the unlawful disposal or release of hazardous substance, solid waste or substance containing asbestos (or if removal is not required by Environmental Laws, to take whatever action is required by Environmental Laws) and the reasonable cost of the removal or such other action shall be a demand obligation owing by Lessee to Lessor pursuant to this Lease, and (B) Lessee grants to Lessor and Lessor's agents and employees access to the Premises, and the license to remove the unlawfully disposed or released hazardous substance, solid waste or substance containing asbestos (or if removal is not required by Environmental Laws, to take whatever action is required by Environmental Laws) and agrees to indemnify, defend and hold Lessor harmless from all reasonable costs and expenses involved in the required removal or other action and from all claims asserted or proven against Lessor by any party in connection with the removal or other required action. The indemnities contained in this Section 14.2 shall survive the expiration or earlier termination of this Lease.

     14.3  Environmental.  Lessee further agrees to and shall indemnify, defend
           -------------
and hold harmless Lessor, its officers, directors, shareholders, employees and agents, and their respective successors and assigns, from and against any and all claims, demands, damages, losses, judgments, awards, liabilities, expenses (including reasonable attorneys' fees, court costs and other expenses of litigation), suits, whether groundless or not, that any of said indemnified persons may incur by reason of (a) any environmental condition now or hereafter on or under the Premises or the easements appurtenant thereto caused by Lessee,
(b) any past, present or future violation of any Environmental Laws by Lessee with respect to the Premises or the easements appurtenant thereto, and (c) any or all matters with regard to the Premises or the easements appurtenant thereto arising out of any acts or omissions of Lessee in the performance of Lessee's managerial affairs or in regard to any operations on or under the Premises or the easements appurtenant thereto, including, without limitation, the disposal or release of hazardous materials on or under the Premises or the easements appurtenant thereto. The indemnities contained in this Section 14.3 shall survive the expiration or earlier termination of this Lease.

                                      XV.

                   Condition of Premises; Waivers; Surrender
                   -----------------------------------------

     15.1  Condition of Premises.  Lessee accepts the Premises in its present
           ---------------------
state without any representation or warranty, express or implied, by Lessor as to the condition of such property or as to the use which may be made thereof. Lessor shall not be responsible for any latent defect or change of condition in the Premises (except for any such change as may be caused by Lessor or its agents, employees or contractors), and the rent hereunder shall in no case be withheld or diminished on account of any defect in such property, any change in the condition thereof, or the existence with respect thereto of any violations of the laws or regulations of any governmental authority.

     15.2  WAIVERS.  THE PROVISIONS OF SECTION 15.1 AND THIS SECTION 15.2 HAVE
           -------
BEEN NEGOTIATED BY LESSOR AND LESSEE AFTER DUE CONSIDERATION FOR THE RENT PAYABLE HEREUNDER AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES (INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF HABITABILITY) OF LESSOR, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES OR ANY APPURTENANT

EASEMENTS THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE. LESSEE HEREBY ACCEPTS THE PREMISES AND ANY APPURTENANT EASEMENTS AS-IS AND WAIVES ANY CLAIMS IT MAY HAVE AGAINST LESSOR WITH RESPECT TO THE PREMISES OR APPURTENANT EASEMENTS OR THE CONDITION THEREOF, WHETHER NOW OR IN THE FUTURE, AND FURTHER WAIVES ANY AND ALL IMPLIED WARRANTIES (INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTY OF HABITABILITY) WHICH MAY NOW OR IN THE FUTURE EXIST AT LAW, IN EQUITY OR OTHERWISE.

     15.3  Surrender of the Premises.  Lessee shall surrender the Premises to
           -------------------------
Lessor in the same condition as they exist on the date of this Lease excluding, however, any condition resulting from: (i) ordinary wear and tear; (ii) any Improvements which Lessee may elect to construct (in compliance with the terms of this Lease) and leave on the Premises; (iii) damage due to casualty (unless such damage results in an unsafe or hazardous condition on the Premises); and
(iv) damage that is caused by Lessor or its agents, employees or contractors.

                                      XVI.

                                 Miscellaneous
                                 -------------

     16.1  Notices.  Any notice to be given under this Lease shall be in writing
           -------
and shall be deemed to have been properly given and received if (i) delivered in person to the authorized representative of the party to whom the notice is addressed, or by courier service that provides an airbill or other evidence of delivery or attempted delivery, or sent by certified mail, postage prepaid, return receipt requested and properly addressed to the party for whom intended or (ii) sent by telegram, telex, or facsimile (which shall be followed promptly by a written notice sent in the manner providing in the preceding clause (i) of this sentence). Notices shall be considered duly given and received upon receipt or refusal of receipt.

           All notices to Lessor shall be sent to:

           One AMD Place
           P.O. Box 3453
           Sunnyvale, California 94088
           Mail Stop 68/Legal Department

           All notices to Lessee shall be sent to:

           5204 East Ben White Boulevard
           Austin, Texas  78741
           Mail Stop 562/Legal Department

     Any party may change the address at which it is to receive notice by written notice of such change of address given to the other party. Any request or demand hereunder shall likewise be made in writing, to the same address as for notice.

     16.2  Successors and Assigns.  The terms, covenants and conditions of this
           ----------------------
Lease, including without limitation the Option to Purchase and Put Option set forth in Article XVI hereof, shall apply to and bind the successors and assigns of the parties hereto.

     16.3  Entire Agreement.  This Lease and the other agreements, if any, which
           ----------------
are expressly referred to herein contain the entire agreement between the parties. All prior negotiations or stipulations concerning its subject matter which preceded or accompanied the execution of this Lease are conclusively deemed to be superseded, provided, however, that this Lease may in the future be altered by written agreement executed by the parties and not otherwise.

     16.4  Invalidity.  If any provision of this Lease shall be declared invalid
           ----------
or unenforceable, the remainder of the Lease shall continue in full force and effect.

     16.5  GOVERNING LAW.  THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED IN
           -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CHOICE OF LAW RULES.

     16.6  Headings.  Article, section and paragraph headings herein are for
           --------
convenience only, and shall not be used in construing this Lease.

     16.7  Recorded Counterparts.  A counterpart original of this Lease, Option
           ---------------------
to Purchase, and Put Option Agreement shall be filed for record in Travis County, Texas.

     16.8  Triple-Net Lease.  Except as herein specifically otherwise provided,
           ----------------
Lessor and Lessee acknowledge that it is the intent of the parties that this Lease be of a "triple-net" nature and that Lessor shall have no obligation whatsoever to pay any costs or expenses whatsoever relating to the Premises, including but not limited to real property taxes. Lessee shall protect and indemnify Lessor against any and all such costs and expenses relating to the Premises.

                                     XVII.

                        Option to Purchase; Put Options
                        -------------------------------

     17.1  Option to Purchase.  For One Dollar ($1.00) and other good and
           ------------------
valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Lessor, Lessor hereby grants to Lessee the exclusive right and option to purchase "Lessee's Parcel" (hereinbelow defined), for the total cash
                    ---------------
purchase price of One Dollar ($1.00), provided that the purchase and conveyance of Lessee's Parcel can be effected without violation of the subdivision ordinances of the City of Austin, Texas. Lessee may exercise its option to purchase Lessee's Parcel by giving Lessor a written notice (at the address of Lessor herein provided and in the manner herein provided with respect to notices generally) at least sixty (60) days prior to the date of closing and in no event later than the last day of the term of this Lease. Following exercise of said option, this Lease shall continue in effect until the purchase is closed, at which time this Lease shall terminate if the Lenders' consent has been obtained pursuant to Section 18.1 hereof, provided that in such event all easements created under and by virtue of the

Reciprocal Easement Agreement shall continue in accordance with the terms and conditions of that agreement. The closing of the purchase of Lessee's Parcel by Lessee shall occur at such place in Austin, Texas, as Lessor and Lessee may agree, at 10:00 a.m. on a mutually agreeable date that is not more than sixty
(60) days after Lessor's receipt of Lessee's notice exercising said option. As a condition precedent to the obligation of Lessor to close the sale and conveyance of Lessee's Parcel to Lessee, Lessee shall provide to Lessor the following documentation:

     (a) Lessor shall have received from Lessee a copy of a subdivision plat (the "Lessee's Plat") covering only Parcel 1 of the Premises and
          -------------------
          excluding Parcel 2 thereof (herein called "Lessee's Parcel"), showing
                                                     ---------------
          recording data, evidencing final plat approval by the City of Austin, and involving no deviation from the description of Parcel 1 of the Premises set forth in Exhibit A (except as otherwise provided below);
                                ---------
          and

     (b) Lessor shall have received from Lessee a copy of a subdivision plat ("Lessor's Plat") covering Lessor's Adjoining Land, showing recording
          ---------------
          data, evidencing final plat approval by the City of Austin, and involving no deviations from the description of Lessor's Adjoining Land set forth in Exhibit B (except as otherwise provided below).
                            ---------

     In the event that Lessee's Plat encompasses a tract of land which deviates in any respect from the tract of land described in Exhibit A as Parcel 1, or in
                                                   ---------
the event that Lessor's Plat encompasses a tract of land that deviates in any respect from the tract of land described in Exhibit B, Lessee shall provide
                                            ---------
Lessor, in addition to the items required in subparagraphs (a) and (b) above and as a condition to Lessor's execution and delivery of any deed hereunder, a certificate from Gray Jansing & Associates, Inc., or other engineer or consultant approved by Lessor and the Lenders (which approval will not be unreasonably withheld) ("Lessor's Engineer"), stating that (i) all of the "FAB
                         -----------------                                 ---
25 Facilities" (herein defined) are located entirely on Lessor's Adjoining Land;
- -------------
(ii) the facilities located on Lessor's Adjoining Land, in the opinion of the Engineer, will be sufficient from a civil engineering perspective to operate the FAB 25 Facilities; and (iii) all deviations do not result in a net decrease in the area contained in Lessor's Adjoining Land by more than .50 acres. For purposes of the foregoing sentence, the term "FAB 25 Facilities" shall mean the buildings that house the integrated circuit manufacturing (i.e., wafer fabrication) facility known as "FAB 25" and all related support buildings, structures and plants, including, without limitation, the nitrogen plant, the industrial waste neutralization plant, the reverse osmosis de-ionized water production plant, and the electric substation. Notwithstanding any provision contained in this Lease to the contrary, Lessor shall have no obligation to convey to Lessee the Lessee's Parcel if any portion of the buildings and structures comprising the FAB 25 Facilities is located on the Lessee's Parcel.

     Lessee hereby further covenants and agrees that, after the conveyance to it of Lessee's Parcel, Lessee at Lessee's expense shall, within ninety (90) days after recordation of the deed conveying Lessee's Parcel to Lessee, obtain a separation upon all public taxing and assessment rolls so that Lessee's Parcel and Lessor's Adjoining Property shall be separately rendered for tax purposes. At the closing, Lessor shall deliver to Lessee an executed and acknowledged special warranty deed to Lessee's

Parcel that shall convey good and indefeasible title thereto free and clear of any and all title exceptions and encumbrances, including without limitation, all liens, mortgages, deeds of trust and security interests, except only the Title Exceptions and any other exceptions to title caused by the actions or omissions of Lessee or Lessee's agents, employees or contractors.

     If Lessee's Parcel is conveyed to Lessee pursuant to this option to purchase or pursuant to the put option herein provided, Lessor and Lessee agree, upon the request of the other, to ratify and confirm by recordable instrument all easements granted under the Reciprocal Easement Agreement (including those affecting Parcel 2 described in Exhibit A hereto), except that such easements
                                ---------
shall then attach to and burden or benefit Lessee's and Lessor's fee simple interests in Lessee's Parcel and Lessor's Adjoining Land, respectively.

     17.2  Put Option.  For One Dollar ($1.00) and other good and valuable
           ----------
consideration, the sufficiency of which is hereby acknowledged by the parties hereto, Lessee hereby grants to Lessor the right and option to sell Lessee's Parcel to Lessee for the total cash purchase price of One Dollar ($1.00).
Lessor may exercise its option to sell Lessee's Parcel to Lessee by giving Lessee a written notice (at the address of Lessee herein provided and in the manner herein provided with respect to notices generally) at least thirty (30) days prior to the date of closing. Following exercise of said put option, this Lease shall continue in effect until the purchase is closed, at which time this Lease shall terminate if the Lenders' consent has been obtained pursuant to
Section 18.1 hereof, provided that in such event all easements created under and by virtue of the Reciprocal Easement Agreement shall continue in accordance with the terms and conditions of that agreement, except that such easements shall then attach to and burden or benefit Lessee's and Lessor's fee simple interests in Lessee's Parcel and Lessor's Adjoining Land, respectively. The closing of the purchase of Lessee's Parcel by Lessee shall occur at such place in Austin, Texas as Lessor and Lessee may agree, at 10:00 a.m. on a mutually agreeable date that is not more than thirty (30) days after Lessee's receipt of Lessor's notice exercising such option. At the closing, Lessor shall deliver to Lessee an executed and acknowledged special warranty deed to Lessee's Parcel that shall convey good and indefeasible title thereto free and clear of any and all title exceptions and encumbrances, including without limitation, all liens, mortgages, deeds of trust and security interests, except only the Title Exceptions and any other exceptions to title caused by the actions or omissions of Lessee or Lessee's agents, employees or contractors.

     17.3  Payment of Purchase Price.  Upon delivery of said special warranty
           -------------------------
deed, Lessee shall pay the One Dollar ($1.00) purchase price for Lessee's Parcel and all easements appurtenant thereto.

     17.4  Sold "AS IS".  Lessee shall purchase Lessee's Parcel in its present
           ------------
condition on the closing date, "AS IS," "WHERE IS," with all faults and defects, whether known or unknown. If the stated term of this Lease shall expire prior to the closing date established following the exercise of this option, this Lease shall continue in full force and effect until said closing date, but no longer than sixty (60) days after said stated termination date. If this Lease terminates without Lessee having purchased

Lessee's Parcel, Lessee shall execute a written release of this option, which obligation shall survive termination of this Lease.

                                     XVIII.

                               Lender Provisions
                               -----------------

     18.1 Lessee and Lessor, for good and valuable consideration paid to each of them by the Lenders, the receipt and sufficiency of which are hereby acknowledged, covenant, stipulate and agree for the benefit of the Lenders that they will not cause or permit any termination or cancellation of this Lease, by reason of default, for cause, voluntarily, or otherwise, and notwithstanding any other provision hereof, except as may be first consented to in writing by the Lenders, and any such termination or cancellation without such written consent shall be void and of no force or effect.

     18.2 Whenever in this Lease the consent, approval or agreement of, or notice to, the Lenders is required or provided, such consent, approval or agreement of, or notice to, Lenders shall be conclusively deemed to have been obtained and given respectively, if evidenced in writing and signed by, and if given to, respectively, Agent, if the Credit Agreement is in effect and no Event of Default (as defined in the Indenture) has occurred and is continuing under the Indenture, or the Collateral Agent, if the Credit Agreement is not in effect or an Event of Default (as defined in the Indenture) has occurred and is continuing under the Indenture.

     18.3 Lessee and Lessor, for good and valuable consideration, paid to each of them by the Lenders, the receipt and sufficiency of which are hereby acknowledged, covenant, stipulate and agree for the benefit of the Lenders that they will not modify this Lease in any manner, the effect of which is to reduce the triple-net obligations of Lessee hereunder, cause a merger of the leasehold estate hereunder with the reversionary interest of Lessor in and to the Premises at any time while the Credit Agreement is in effect, or the Indenture is in effect and the Senior Notes issued pursuant thereto have not been defeased, alter the obligations or indemnifications of Lessee under Article XIV, or alter the lands covered by this Lease except in the manner herein expressly permitted.

     EXECUTED on the dates of the acknowledgements hereinbelow taken, to be effective as of the Effective Date.


                                    LESSOR:
                                    ------

                                    ADVANCED MICRO DEVICES, INC.,
                                    a Delaware Corporation



                                    By: /s/ Marvin D. Burkett
                                       ----------------------------------------
                                    Name: Marvin D. Burkett
                                         --------------------------------------
                                    Title: Senior Vice President, Chief
                                          -------------------------------------
                                           Financial and Administrative Officer
                                           and Treasurer


                                   LESSEE:
                                   ------

                                   AMD TEXAS PROPERTIES, LLC,
                                   a Delaware limited liability company



                                   By: /s/ Thomas M. McCoy
                                      -----------------------------------------
                                   Name: Thomas M. McCoy
                                        ---------------------------------------
                                   Title: Manager
                                         --------------------------------------

THE STATE OF CALIFORNIA   (S)
                          (S)
COUNTY OF SANTA CLARA     (S)


     This instrument was acknowledged before me on the 8th day of August, 1996,
                                                       ---        ------
by Marvin Burkett, Chief Financial Officer of ADVANCED MICRO DEVICES, INC., a
   --------------  -----------------------
Delaware corporation, on behalf of said corporation.

(SEAL)


                                                 /s/ Winona C. Orange
                                       ---------------------------------------
                                               Notary Public in and for
                                               the State of California

                                                  Winona C. Orange
                                       ---------------------------------------
                                               (Printed Name of Notary)

                                       My commission expires: 4/1/97
                                                             -----------------

THE STATE OF CALIFORNIA   (S)
                          (S)
COUNTY OF SANTA CLARA     (S)


          This instrument was acknowledged before me on the 8th day of
                                                            ---
August, 1996, by Thomas M. McCoy, Manager of AMD TEXAS PROPERTIES, LLC, a
- ------           ---------------  -------
Delaware limited liability company, on behalf of said company.

(SEAL)


                                                /s/ Winona C. Orange
                                       --------------------------------------
                                               Notary Public in and for
                                               the State of California

                                                  Winona C. Orange
                                       --------------------------------------
                                               (Printed Name of Notary)

                                       My commission expires: 4/1/97
                                                             ----------------

                                   EXHIBIT A
                                   ---------

                                   Premises

Parcel 1:                         Description
- --------

        FOR A 34.481-ACRE TRACT OF LAND SITUATED IN THE CITY OF AUSTIN, TRAVIS COUNTY, TEXAS, SAID 34.481-ACRE TRACT BEING A PORTION OF LOT 1 OF "SUNRIDGE PARK, SECTION TWO", A SUBDIVISION ACCORDING TO THE PLAT THEREOF RECORDED IN BOOK 77, PAGES 118-119 OF THE PLAT RECORDS OF TRAVIS COUNTY, TEXAS, SAID 34.481-ACRE TRACT BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

        BEGINNING on a 3/4-inch-diameter from pipe found in the northerly right-of-way line of Ben White Boulevard (right-of-way varies), being the southeasterly corner of Lot A of "Briarton Subdivision", a subdivision of record in Book 72, Page 40 of said Plat Records, being also the southwesterly corner of said Lot 1 of "Sunridge Park, Section Two" and POINT OF BEGINNING hereof;

        THENCE departing the northerly right-of-way line of Ben White Boulevard, in part with the easterly boundary line of said "Briarton Subdivision", in part with the easterly boundary line of a tract of land conveyed to Azur Property Investment U.S.A., Inc. by deed recorded in Volume 8936, Page 288 of Real Property Records of Travis County, Texas, same being the westerly boundary line of said Lot 1 of "Sunridge Park, Section Two", N31(Degrees)01'17"E for a distance of 788.86 feet to a 1-inch-diameter iron pipe found on an angle point hereof;

        THENCE continuing with the easterly boundary line of said Azur Property Investment U.S.A., Inc. tract, same being the westerly boundary line of said Lot 1, N59(Degrees)34'01"W for a distance of 506.23 feet to a 1/2-inch-diameter iron rod in concrete found, being a southeasterly corner of "Sunridge Park, Section One" a subdivision according to the plat thereof recorded in Book 85, Pages 107B, 107C and 107D, of said Plat Records, being an angle point hereof;

        THENCE with the easterly boundary line of said "Sunridge Park, Section One", continuing with the westerly boundary line of said Lot 1 of "Sunridge Park, Section Two", N31(Degrees)03'00"E (Bearing Basis) for a distance of 1303.59 feet to a 1-inch-diameter iron pipe in concrete found, being on an angle point in said easterly boundary line, same being the most northerly corner of said Lot 1, for the most northerly corner of the herein-described tract;

Exhibit A
Page 2

        THENCE in part with the easterly boundary line of said "Sunridge Park, Section One", the southerly boundary line of Lot 6 of "University Business Park", a subdivision according to the plat thereof recorded in Book 85, Pages 52C, 52D and 53A of said Plat Records and the northerly boundary line of said Lot 1 of "Sunridge Park, Section Two", S58(Degrees)57'53"E, at a distance of
456.12 feet pass an iron rod found, being on an easterly corner of said "Sunridge Park, Section One", same being a southwesterly corner of said Lot 6 of "University Business Park", continuing for a total distance of 732.26 feet to a cotton gin spindle set in asphalt on an angle point hereof;

        THENCE departing the southerly boundary line of said Lot 6 of "University Business Park", through the interior of said Lot 1 of "Sunridge Park, Section Two", the following fourteen (14) courses and distances:

    1) S28(Degrees)25'15"W, for a distance of 67.41 feet to a cotton gin spindle set in asphalt on an angle point hereof;

    2) S59(Degrees)50'45"E, for a distance of 172.50 feet to a PK nail set in concrete on an angle point hereof;

    3) S18(Degrees)39'30"E, for a distance of 333.73 feet to a PK nail set in concrete on an angle point hereof;

    4) S71(Degrees)27'23"W, for a distance of 374.42 feet to a PK nail set in concrete on an angle point hereof;

    5) N52(Degrees)04'12"W, for a distance of 55.03 feet to a PK nail set in concrete on an angle point hereof;

    6) S70(Degrees)25'04"W, for a distance of 201.88 feet to a PK nail set in asphalt on an angle point hereof;

    7) S18(Degrees)47'06"E, for a distance of 207.97 feet to a PK nail set in concrete on an angle point hereof;

    8) S71(Degrees)22'55"W, for a distance of 88.20 feet to a cotton gin spindle set in asphalt on an angle point hereof;

    9) S18(Degrees)59'15"E, for a distance of 68.88 feet to a punch hole set in a concrete gutter on an angle point hereof;

   10) S70(Degrees)47'24"W, for a distance of 243.96 feet to a 1/2-inch-diameter iron rod with Baker-Aicklen cap set on an angle point hereof;

Exhibit A
Page 3

   11) S18(Degrees)31'43"E, for a distance of 456.56 feet to a cotton gin spindle set in asphalt on an angle point hereof;

   12) N81(Degrees)16'37"W, for a distance of 88.07 feet to a cotton gin spindle set in asphalt on the point of curvature of a non-tangent curve to the left, from which the radius point of said curve bears S04(Degrees)43'15"W, a distance of 325.45 feet;

   13)  with the arc of said non-tangent curve to the left, having a radius of
        325.45 feet, an interior angle of 22(Degrees)54'28", an arc length of
        130.12 feet and a chord which bears S83(Degrees)16'01"W for a distance of 129.26 feet to a cotton gin spindle set in asphalt on an angle point hereof;

   14) S09(Degrees)28'45"W, for a distance of 368.38 feet to a 1/2-inch-diameter iron rod with a Baker-Aicklen cap set on a point in the aforementioned northerly right-of-way line of Ben White Boulevard, being also the southerly boundary line of said Lot 1, from which a 1/2-inch-diameter iron rod with Baker-Aicklen cap set on a point being the southeasterly corner of said Lot 1 of "Sunridge Park, Section Two", bears S78(Degrees)29'31"E a distance of 267.25 feet;

        THENCE with said northerly right-of-way line, same being the southerly boundary line of said Lot 1 of "Sunridge Park, Section Two", the following two (2) courses and distances:

    1) N78(Degrees)29'31"W, for a distance of 264.94 feet to a concrete highway right-of-way marker found on an angle point hereof;

    2) N78(Degrees)30'31"W, for a distance of 295.85 feet to the POINT OF BEGINNING and containing 34.481 acres of land.

Prepared from survey and office computations under the direct supervision of the undersigned:


/s/ Cecil Jackson Chisholm                7-15-96 (revised 8-7-96)
- -------------------------------------------------
Cecil Jackson Chisholm                     Date        [SEAL]
Registered Professional Land Surveyor No.  4295

Job No. 570-026-10
CJC:ek

Parcel 2:
- --------
                                  DESCRIPTION

          FOR A 1.849 ACRE (80,533 SQUARE FOOT) TRACT OF LAND SITUATED IN THE CITY OF AUSTIN, TRAVIS COUNTY, TEXAS, BEING A PORTION OF LOT 1 OF "ADVANCED MICRO DEVICES SECTION - 1", A SUBDIVISION ACCORDING TO THE PLAT THEREOF RECORDED IN PLAT BOOK 85 PAGE 14-A AND 14-B OF THE PLAT RECORDS OF SAID COUNTY, SAID 1.849 ACRE TRACT OF LAND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

          BEGINNING on an iron rod found on a point in the southerly right-of-way line of Oltorf Street East (90.00 foot right-of-way width), said point being the northeasterly corner of Lot 4, Block B of "University Business Park", a subdivision according to the plat thereof recorded in Plat Book 85 Pages 52C, 52D & 53A of said Plat Records, said point being also the northwesterly corner of said Lot 1 and the POINT OF BEGINNING hereof;

          THENCE with the southerly right-of-way line of Oltorf Street East, same being the northerly boundary line of said Lot 1, S59(Degree)02'54"E for a distance of 199.18 feet to the most easterly corner hereof;

          THENCE departing said right-of-way line through the interior of said Lot 1 the following courses and distances numbered 1 through 6:

          1) S31(Degrees)13'26"W for a distance of 95.01 feet to an angle point;

          2) N60(Degrees)20'22"W for a distance of 101.25 feet to an angle point;

          3) S11(Degrees)37'28"W for a distance of 97.15 feet to an angle point;

          4) S41(Degrees)36'52"W for a distance of 125.38 feet to an angle point;

          5) S11(Degrees)28'20"W for a distance of 257.55 feet to an angle point;

          6) N78(Degrees)31'40"W for a distance of 182.05 feet to an iron rod found on an angle point in the westerly boundary line of said Lot 1, same being the northeasterly corner of Lot 3, Block E, of said "University Business Park", being also the southeasterly corner of said Lot 4 and most southerly corner hereof;

          THENCE with the westerly boundary line of said Lot 1, same being the easterly boundary line of said Lot 4, the following courses and distances numbered 1 through 3:

          1) N28(Degrees)57'50"E for a distance of 14.87 feet to an iron rod set on an angle point;

          2) N29(Degrees)02'29"E for a distance of 465.12 feet to an iron rod set on an angle point;

          3) N28(Degrees)58'29"E for a distance of 136.05 feet to the POINT OF BEGINNING hereof and containing 1.849 acres of land.

Surveyed under the direct supervision of the undersigned:


/s/ Cecil Jackson Chisholm              8-6-96
- ----------------------------------------------
Cecil Jackson Chisholm                  Date
Registered Professional Land Surveyor No. 4295

Job No. 570-026-10


[SEAL]

                                   EXHIBIT B
                                   ---------

                            Lessor's Adjoining Land

         Lot One (1), SUNRISE PARK SECTION 2, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 77, Page 118-119 of the Plat Records of Travis County, Texas, and Lots Three (3), Four (4), Five
(5) and Six (6), Block "A", and Lots One (1) and Four (4), Block "B", all in University Business Park, a subdivision in Travis County, Texas, according the map or plat thereof, recorded in Volume 85, Pages 52C, 52D and 53A of the Plat Records of Travis County, Texas, and Lot One (1), Block One (1), AMD ADDITION, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 92, Pages 92-93 of the Plat Records of Travis County, Texas;

         SAVE, LESS AND EXCEPT THEREFROM a 34.481 acre tract of land out of said Lot One (1), SUNRIDGE PARK SECTION 2, more particularly described as Parcel 1 in Exhibit A attached to this agreement.
- ---------